Exhibit 99.02

TWIC  HOUSING  CORP.

Lombard  Developments  Inc.
11941  126th  St.
Edmonton,  Alberta
T5L  0W3

September 5th, 2000

Attention:     Lance  Lalsin



Re:     Alberta  License

Gentlemen

In consideration of promotional undertakings by your firm, Lombard Developments Inc. is granted exclusive right to utilize the Twic technology under a TwiC plant license in the Province of Alberta.

This right is to be reviewed annually for renewal.

Yours



Harry  Gordon  P.Eng.  President



Phone 604 278 6722, Fax 278 6723, E-mail Effyhar@AOL.com



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